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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                           Five Star Enterprises Ltd.,
                          a Cayman Islands corporation

                            Lifestyle Footwear, Inc.,
                             a Delaware corporation

                               Rocky Canada, Inc.,
                             an Ontario corporation